UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

SCHEDULE 14A

PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE

SECURITIES EXCHANGE ACT OF 1934

Filed by the Registrant ☒                             Filed by a party other than the Registrant ☐

Check the appropriate box:

☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐	Definitive Proxy Statement

☒	Definitive Additional Materials

☐	Soliciting Material under § 240.14a-12

PG&E Corporation

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required

☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11

(1)	Title of each class of securities to which transaction applies:

(2)	Aggregate number of securities to which transaction applies:

(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

(4)	Proposed maximum aggregate value of transaction:

(5)	Total fee paid:

☐	Fee paid previously with preliminary materials

☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

(1)	Amount Previously Paid:

(2)	Form, Schedule or Registration Statement No.:

(3)	Filing Party:

(4)	Date Filed:

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE

SHAREHOLDER MEETING TO BE HELD ON MAY 12, 2010

AND NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

WHEN AND WHERE IS THE SHAREHOLDER MEETING?

The Annual Meeting of Shareholders of PG&E Corporation will be held at the San Ramon Valley Conference Center, 3301 Crow Canyon Road, San Ramon, California, on Wednesday, May 12, 2010, at 10:00 a.m., Pacific time.

WHAT IS BEING VOTED ON AT THE SHAREHOLDER MEETING?

1.	Election of 11 Directors

Nominees of the Board of Directors:
(1) David R. Andrews	(5) Maryellen C. Herringer	(9) Rosendo G. Parra
(2) Lewis Chew	(6) Roger H. Kimmel	(10) Barbara L. Rambo
(3) C. Lee Cox	(7) Richard A. Meserve	(11) Barry Lawson Williams
(4) Peter A. Darbee	(8) Forrest E. Miller

2.	Ratification of Appointment of the Independent	6.	Limits for Directors Involved with Bankruptcy
	Registered Public Accounting Firm	7.	Political Contributions
3.	Advisory Vote on Executive Compensation	8.	Such other business as may properly come before the
4. 5.	Amendments to 2006 Long-Term Incentive Plan Independent Board Chairman		meeting. Any shareholder nominations for director, or other shareholder matters, must comply with the “advance notice” provisions in PG&E Corporation’s Bylaws.

WHAT DOES THE BOARD OF DIRECTORS RECOMMEND?

The Board of Directors recommends a vote FOR the election of the directors and FOR proposals 2, 3, and 4.

The Board of Directors recommends a vote AGAINST proposals 5, 6, and 7.

HOW CAN I GET A COMPLETE SET OF PROXY MATERIALS?

THIS IS NOT A PROXY CARD. You may not use this form to vote your shares. You may request a paper proxy card by following the instructions at the bottom of this form. This communication presents only an overview of the more complete proxy materials that are available to you on the Internet. We encourage you to access and review all of the important information contained in the proxy materials before voting.

The Proxy Statement and the Annual Report to Shareholders are available at:

www.ViewMaterial.com/PCG

If you want to receive a paper or e-mail copy of these documents, you must request one. There is no charge to you for requesting a copy. Please make your request for a copy as instructed below on or before April 28, 2010 to facilitate timely delivery.

You may request an e-mail copy of the Proxy Statement and the Annual Report, or a paper copy of the Proxy Statement, the form of proxy card, and the Annual Report by following the instructions below. You will be asked to provide your 11-digit control number (located by the arrow in the box below). You will be able to request paper or e-mail copies for all future meetings or only for the 2010 Annual Meeting.

1.	Call the toll-free telephone number 1-800-516-1564 and follow the instructions provided, or

2.	Access the website www.SendMaterial.com and follow the instructions provided, or

3.	Send us an e-mail at papercopy@SendMaterial.com with your control number in the subject line. Unless you instruct us otherwise, we will reply to your e-mail with a copy of the proxy materials in PDF format for the 2010 Annual Meeting only.

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To vote your PG&E Corporation shares, you can vote in person at the Annual Meeting, or you can:
1. Go to www.ViewMaterial.com/PCG.
2. Review the Proxy Statement and the Annual Report to Shareholders online.
3. Click on the icon to vote your shares.
4. Enter your 11-digit control number (located by the arrow in the box above).
5. Follow the simple instructions to execute your proxy and record your vote.
You will be able to vote electronically until 6:00 a.m., Eastern time, on May 12, 2010.

Directions to the 2010 Annual Meeting

San Ramon Valley Conference Center

3301 Crow Canyon Road, San Ramon, California

The San Ramon Valley Conference Center is located in San Ramon right off Interstate 680, approximately 35 miles east of San Francisco. From Highway 680, take the Crow Canyon Road exit. Go east on Crow Canyon Road past Camino Ramon. Turn right into the Conference Center parking lot.

PG&E CORPORATION

2010 ANNUAL MEETING OF SHAREHOLDERS ADMISSION TICKET

San Ramon Valley Conference Center

3301 Crow Canyon Road

San Ramon, California

May 12, 2010, at 10:00 a.m.

There is free parking at the San Ramon Valley Conference Center. Doors open at 9:00 a.m.

You may bypass the shareholder registration area and present this ticket at the entrance to the meeting room.

Note: Shareholders will be asked to present valid photo identification, such as a driver’s license or passport, before being admitted to the meeting. Cell phones must be turned off prior to entering the meeting. Cameras and video, audio, or any other electronic recording devices will not be allowed in the meeting room during the Annual Meeting, other than for PG&E Corporation purposes. A checkroom will be available. For your protection, all purses, briefcases, and packages will be subject to inspection as you enter the meeting. No items will be allowed into the meeting that might pose a safety or security risk. We regret any inconvenience this may cause.

Real-time captioning services and assistive listening devices will be available. Please contact an usher if you wish to be seated in the real-time captioning section or require an assistive listening device.